Exhibit 99.3

PIERRE FOODS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(in thousands, except share and per share data)

On August 21, 2006 Pierre Foods, Inc. (the “Company” or “Pierre”), completed its acquisition of Clovervale Farms, Inc. and Affiliates (“Clovervale”) for a net preliminary purchase price of $21,800 in cash plus acquisition costs and a working capital adjustment in accordance with the terms and conditions of the Share and Asset Purchase Agreement, as amended.  The purchase price was funded by an increase on the Company’s term credit facility.

The unaudited pro forma condensed combined financial information reflecting the combination of the Company and Clovervale is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

In the unaudited pro forma condensed combined statements of operations, a provision for amortization of identified intangible assets including customer relationships, tradenames and trademarks and a non-compete agreement has been made.  The amounts allocated to acquired assets and liabilities in the unaudited pro forma financial statements are based on management’s preliminary valuation estimates using the assistance of outside valuation specialists.  Definitive allocations will be performed and finalized.  Accordingly, the purchase price allocation pro forma adjustments included in the unaudited financial statements are preliminary and have been made for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma financial statements also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as increased depreciation and amortization expense on acquired tangible and intangible assets.  The unaudited pro forma statements do not include the impacts of any revenue, cost or other operating synergies that may result from the aquisition.

Selected Financial Data

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Fiscal Year Ended March 4, 2006

(in thousands, except share and per share data)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 4, 2006

(in thousands, except share and per share data)

	Pierre	Clovervale	Pro Forma		Pro Forma
	(March 4, 2006)	(December 31, 2005)	Adjustments	Note	Combined

Revenues, net	$431,633	$26,020	$—		$457,653

Costs and expenses:
Cost of goods sold	309,273	17,723	—		326,996
Selling, general and administrative expenses	67,839	5,046	—		72,885
Depreciation and amortization	30,639	1,080	683	(a)	32,402
Loss on disposition of property, plant and equipment, net	6	—	—		6
	407,757	23,849	683		432,289

Income from operations	23,876	2,171	(683)		25,364

Interest expense and other income:
Interest expense	(22,331)	(240)	(1,504)	(b)	(24,075)
Other income	152	8	—		160

Income before income taxes	1,697	1,939	(2,187)		1,449

Income tax (benefit) provision	(465)	684	(590)	(c)	(371)

Minority interest	—	195	(195)	(d)	—

Net income	$2,162	$1,060	$(1,402)		$1,820

Income per share data:
Basic and diluted-
Net income per share	$21.62				$18.20

Weighted average shares	100,000				100,000

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Selected Financial Data

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

For the Fiscal Year Ended March 4, 2006

(in thousands, except share and per share data)

(a)	To reflect amortization expense on acquired intangibles of approximately $547.
To reflect depreciation expense of $1,216.
To reverse 2005 depreciation expense of $1,080.

(b)	To record interest expense of $1,744 on debt of $21,800 at approximately 8.00% interest.
To reverse 2005 interest expense of $240.

(c)	Adjustment to apply the Company’s effective tax rate of 27.00% to the pretax earnings/(loss)
of the pro forma adjustments.

(d)	To reverse 2005 minority interest of $195 as the minority interest is wholly-owned upon acquistion.

Selected Financial Data

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended September 2, 2006

(in thousands, except share and per share data)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 2, 2006

(in thousands, except share data)

UNAUDITEDPRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS-ENDED SEPTEMBER 2, 2006

(in thousands, except share and per share data)

	Pierre	Clovervale	Pro Forma		Pro Forma
	(September 2, 2006)	(June 30, 2006)	Adjustments	Note	Combined

Revenues, net	$204,668	$9,781	$—		$214,449

Costs and expenses:
Cost of goods sold	142,739	7,445	—		150,184
Selling, general and administrative expenses	35,919	2,133	—		38,052
Depreciation and amortization	13,674	522	398	(b)	14,594
Loss on disposal of property, plant and equipment	5	—	—		5
	192,337	10,100	398		202,835

Income (loss) from operations	12,331	(319)	(398)		11,614

Interest expense and other income:
Interest expense	(11,105)	(168)	(813)	(c)	(12,086)
Other income	36	2	—		38

Income (loss) before income taxes	1,262	(485)	(1,211)		(434)

Income tax provision (benefit)	452	(524)	(436)	(d)	(508)

Minority interest	—	124	(124)	(e)	—
Net income (loss)	$810	$(85)	$(651)		$74

Income per share data:
Basic and diluted-
Net income per share	$8.10				$0.74

Weighted average shares	100,000				100,000

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 2, 2006

(in thousands, except share data)

	Pierre	Clovervale	Pro Forma		Pro Forma
	(September 2, 2006)	(June 30, 2006)	Adjustments	Note	Combined
ASSETS
Current assets	$96,881	$5,148	$441	(a)	$102,470
Plant, property and equipment, net	69,509	7,386	5,491	(a)	82,386
Goodwill	194,739	—	8,204	(a)	202,943
Other intangible assets	127,468	—	2,730	(a)	130,198
Other assets	8,111	76	(58)	(a)	8,129
Total assets	$496,708	$12,610	$16,808		$526,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	28,897	1,633	2,655	(a)	33,185
Long-term debt	267,493	4,292	17,519	(a)	289,304
Other noncurrent liabilities	51,466	—	3,319	(a)	54,785
Total liabilities	347,856	5,925	23,493		377,274

Commitments and contingencies	—	—	—		—

Minority interest	—	323	(323)	(a)	—

Shareholders’ equity:
Common stock — 100,000 shares authorized, issued and outstanding at September 2, 2006	150,210	8	(8)	(a)	150,210
Additional paid in capital	—	3	(3)	(a)	—
Retained (deficit) earnings	(1,358)	7,420	(7,420)	(a)	(1,358)

Less: Cost of common stock held in treasury	—	(1,069)	1,069	(a)	—
Total shareholders’ equity	148,852	6,362	(6,362)		148,852
Total liabilities and shareholders’ equity	$496,708	$12,610	$16,808		$526,126

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Selected Financial Data

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND

UNAUDTED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

As of September 2, 2006 and for the Six-Month Period Ended September 2, 2006

(in thousands, except share and per share data)

Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Acquisition	To reflect the purchase of Clovervale Farms, Inc.
Total net preliminary purchase price was approximately $21,800 subject to a post closing working capital adjustment.

Under the purchase method of accounting, the net preliminary  purchase price of $21,000 plus preliminary acquisition costs of $777, is allocated to Clovervale Farms, Inc.’s net tangible assets acquired and liabilities assumed. The preliminary amounts allocated to intangibles are as follows, based on the pro forma information at June 30, 2006:

Amortizable intangibles	$2,730
Goodwill	8,204

The balance sheet adjustments presented below are to allocate the total estimated purchase price to Clovervale Farms, Inc.’s net tangible assets acquired and liabilities assumed based on the estimated fair values.

	As of June 30, 2006	Fair Value	Adjustment
Current assets	$5,148	$5,589	$441
Property and Equipment	7,386	12,877	5,491
Goodwill	—	8,204	8,204
Other finite-lived intangibles	—	2,730	2,730
Other assets	76	18	(58)

Current liabilities	1,633	4,288	2,655
Long-term debt	4,292	—	(4,292)
Other non-current liabilities	—	3,319	3,319

Pursuant to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized; rather impairment tests are performed at least annually or more frequently if circumstances indicate an impairment may have occurred. If an impairment exists, the goodwill is immediately written down to its fair value through a current charge to earnings. Accordingly, the goodwill arising from the acquisition will be subject to an impairment test at least annually.

Unaudited Pro Forma Condensed Combined Statement of Income

(b)	To reflect amortization expense on acquired intangibles of approximately $273.
To reflect depreciation expense of $608.
To reverse 2006 depreciation expense of $483.

(c)	To record interest expense of $981 on debt incurred as a result of the acquisition, approximately 9.00% interest.
To reverse interest expense of $168.

(d)	Adjustment to apply the Company’s effective tax rate of 36.00% to the pretax earnings/(loss) of the pro forma adjustments.

(e)	To reverse 2006 minority interest of $124, as the minority interest is wholly-owned as a result of the acquisition.